Exhibit 10.18

OMNIBUS FIRST AMENDMENT TO

MESPA, MOMA AND ASA

THIS OMNIBUS FIRST AMENDMENT TO MESPA, MOMA AND ASA (this “Amendment”), is executed as of March 20, 2013, by and among Bloom Energy Corporation, a Delaware corporation (“Bloom”), Diamond State Generation Partners, LLC, a Delaware limited liability company (the “Project Company”), and Diamond State Generation Holdings, LLC, a Delaware limited liability company (“Holdco”). Each of the foregoing entities shall be referred to individually herein as a “Party” and collectively as the “Parties”.

RECITALS

A. WHEREAS, Bloom and the Project Company entered into the following documents dated as of April 13, 2012:

(i) Master Energy Server Purchase Agreement (the “MESPA”); and

(ii) Master Operation and Maintenance Agreement (the “MOMA”).

B. WHEREAS, Bloom, the Project Company and Holdco entered into the Administrative Services Agreement (the “ASA” and collectively with the MESPA and the MOMA, the “Amended Agreements”, and each an “Amended Agreement”) dated as of April 13, 2012.

C. WHEREAS, Bloom and the Project Company desire to amend the MESPA and the MOMA as more fully set forth in this Amendment.

D. WHEREAS, Bloom, the Project Company and Holdco desire to amend the ASA as more fully set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. Amendments to MESPA and MOMA. Bloom and the Project Company agree to amend the MESPA and MOMA as follows:

a. Section 11.4 of the MESPA and Section 9.3 the MOMA are each amended by deleting the notice information provided for the Project Company therein and replacing such information with the text below:

“Diamond State Generation Partners, LLC

1252 Orleans Drive

Sunnyvale, California 94089

Attention: Bill Brockenborough

Telephone: (408) 543-1772

Fax: (408) 543-1501.”

b. Each reference to the “Company LLC Agreement” (as defined therein) shall be a reference to the Second Amended and Restated Limited Liability Company Agreement of Diamond State Generation Holdings, LLC, dated as of March 20, 2013, by and between Clean Technologies II, LLC and Mehetia Inc.

c. Each reference to the “Project Company LLC Agreement” (as defined therein) shall be a reference to the Second Amended and Restated Limited Liability Company Agreement of Diamond State Generation Partners, LLC, dated as of March 20, 2013, entered into by Holdco.

d. Each reference to the “Credit Agreement” (as defined therein) shall be a reference to the Note Purchase Agreement, dated as of March 20, 2013, by and among the Project Company and the note purchasers party thereto.

2. Amendments to MESPA. Bloom and the Project Company agree to amend the MESPA as follows:

a. Section 3.3(a)(ii) is amended by deleting the text “(in the name of Buyer, if Seller is an Affiliate of Buyer)” contained therein.

b. Section 3.4(a)(v) is amended by deleting the text “(in the name of Buyer, if Seller is an Affiliate of Buyer)” contained therein.

c. Section 3.4(a)(v)(B) is amended by deleting the text “if Seller is not an Affiliate of Buyer,” contained therein.

3. Amendments to ASA. Bloom, the Project Company and Holdco agree to amend the ASA as follows:

a. Section 7.02(a) is deleted in its entirety and replaced with the following text:

“(a) The Administrator may resign at any time following the Flip Date, by giving not less than thirty (30) days prior written notice of such resignation to the Company and the Project Company; provided that Administrator’s resignation shall become effective only upon the appointment of a successor pursuant to the terms of the Company LLC Agreement that assumes (or causes an Affiliate to assume) the duties of the Administrator hereunder or that has engaged a Person that is recognized nationally as having substantial experience managing and operating fuel cell power facilities or if such transferee has engaged such an experienced and recognized company to manage the Company and the Project Company, at substantially the same cost as under this Agreement.”

b. Section 7.02(b) is deleted in its entirety and replaced with the following text:

“(b) At any time following the Flip Date, the Project Company and the Company may terminate this Agreement by giving not less than thirty (30) days prior written notice of such termination to the Administrator.”

c. Section 9.01(b) is deleted in its entirety and replaced with the following text:

“(b) To the extent not otherwise covered by insurance and to the extent not prohibited by law, subject to the specific limitations of liability set forth in this Article IX, the Administrator shall indemnify and hold harmless the Company and the Project Company, its officers, directors, employees and Affiliates from and against all Losses resulting from or arising out of the Administrator’s failure to perform any of its obligations hereunder or the Administrator’s negligence or willful misconduct in the performance of such obligations; provided, however, that the Company or the Project Company shall not have the right to be so indemnified for Losses arising out of or relating to the gross negligence or willful misconduct of the Company or the Project Company, or their respective Affiliates, officers, directors, and employees, if any, or a material breach of the Company’s or the Project Company’s obligations under this Agreement (for the purposes of this Section 9.01(b), the Administrator shall not be deemed to be an “Affiliate” of the Company).”

d. Section 11.02 is deleted in its entirety and replaced with the following text:

“11.02 Authorization. (a) Notwithstanding anything to the contrary in this Agreement (including in Article IX), the Administrator shall not be obligated to, and shall not (r) take any non-routine actions on behalf of the Company or the Project Company that are not expressly provided for in this Agreement, (s) make any expenditures that cause the Company or the Project Company to deviate from the Annual Budget (except as expressly permitted by this Agreement); unless such expenditure has been approved by the Company or the Project Company, as applicable, (t) make any payments on behalf of the Company or the Project Company under the financing documents, (u) take any other action that the Company or the Project Company directs the Administrator not to take on its behalf, (v) take any action that would in and of itself constitute or result in a violation or breach of the covenants, agreements, or obligations of the Company or the Project Company under any document or agreement, (w) incur, or pay from its own funds, any obligation or liability of the Company or the Project Company, (x) execute any document, agreement, or instrument in the name of the Company or the Project Company, (y) have possession of any assets of the Company or the Project Company, or (z) dispose of any assets of the Company or the Project Company, whether by sale, pledge, or otherwise.

(b) Notwithstanding anything to the contrary in this Agreement (including in Article IX), and notwithstanding the foregoing or any act or omission taken by the Administrator hereunder on behalf of the Company or the Project Company, the obligations of the Company and the Project Company hereunder, under the financing documents, and under all other documents and agreements, shall remain solely the obligations of the Company or the Project Company, as applicable, and no such act or omission by the Administrator shall cause the Administrator to be liable for any such obligation.”

e. Clause (c) of Section 11.04 is deleted in its entirety and replaced with the following text:

“(c) deemed to confer on any party hereto any expressed or implied right, power or authority to enter into any agreement or commitment, express or implied, or to incur any obligation or liability of the other parties hereto.”

f. Section 11.05 is amended by deleting the notice information provided for the Company and the Project Company therein and replacing such information with the text below:

“Diamond State Generation Holdings, LLC

1299 Orleans Drive

Sunnyvale, California 94089

Attention: Bill Brockenborough

Telephone: (408) 543-1772

Fax: (408) 543-1501

Diamond State Generation Partners, LLC

1252 Orleans Drive

Sunnyvale, California 94089

Attention: Bill Brockenborough

Telephone: (408) 543-1772

Fax: (408) 543-1501”.

g. Each reference to the “Company LLC Agreement” (as defined therein) shall be a reference to the Second Amended and Restated Limited Liability Company Agreement of Diamond State Generation Holdings, LLC, dated as of March 20, 2013, by and between Clean Technologies II, LLC and Mehetia Inc.

h. Each reference to the “Project Company LLC Agreement” (as defined therein) shall be a reference to the Second Amended and Restated Limited Liability Company Agreement of Diamond State Generation Partners, LLC, dated as of March 20, 2013, entered into by Holdco.

4. Ratification. Each Amended Agreement, as amended hereby, is in all respects ratified and confirmed by each Party that is a party thereto and shall be and remain in full force and effect. All references to each Amended Agreement in any other document or instrument shall be deemed to mean such Amended Agreement as amended by this Amendment.

5. Amendments. No amendment, modification, termination or waiver of any provision of this Amendment shall be effective unless the same shall be in writing and duly executed by the Parties.

6. Enforceability. This Amendment shall be enforceable by and binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns.

7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law (other than Section 5-1401 of the New York General Obligations Law, which shall apply to this Amendment).

8. Counterparts and Facsimile Execution. This Amendment may be executed and delivered (including by “portable document format”) in one or more counterparts, all of which shall be considered one and the same and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to each other Party, it being understood that all Parties need not sign the same counterpart. Signatures of the Parties transmitted by electronic mail shall be deemed to be their original signatures for all purposes.

9. Severability. If any term or other provision of this Amendment is invalid, illegal, or incapable of being enforced by any rule of applicable law, or public policy, all other terms and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any Party.

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IN WITNESS WHEREOF, each Party has caused this Amendment to be signed on its behalf as of the date first written above.

BLOOM ENERGY CORPORATION

By:	/s/ Marty Collins
Name:	Marty Collins
Title	VP

DIAMOND STATE GENERATION PARTNERS, LLC

By:	/s/ William E. Brockenborough
Name:	William E. Brockenborough
Title	President

DIAMOND STATE GENERATION HOLDINGS, LLC

By:	/s/ William E. Brockenborough
Name:	William E. Brockenborough
Title	President

First Amendment to MESPA, MOMA and ASA